UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2007

HUMAN BIOSYSTEMS

(Exact name of registrant as specified in its charter)

000-28413

(Commission File Number)

California

77-0481056

(State or other jurisdiction                    (I.R.S. Employer Identification No.)

of incorporation or organization)

1127 Harker Avenue, Palo Alto, CA 94301

(Address of Principal Executive Offices Including Zip Code)

Registrant's telephone number, including area code: (650) 323-0943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 17, 2007, HBS Bioenergy DDG Corcoran, LLC (“HBS Corcoran”), a California limited liability company whose principal members include HBS BioEnergy, Inc. (“HBS Bio”), a California corporation and wholly-owned subsidiary of Human BioSystems (“HBS”), a California corporation entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions (the “Purchase Agreement”) with John F. Valov, as Trustee of the John F. Valov 2000 Trust, John F. Valov, as Trustee under the Will of Mary J. Valov, aka Manya J. Valov, deceased, John F. Valov, Jim Valov and John Valov, Jr. (collectively, “Valov”).

Pursuant to the Purchase Agreement, HBS Corcoran agreed to purchase an aggregate of approximately 922 acres of agricultural property (the “Property”) in Tulare County, California, for an aggregate purchase price of approximately $12 million (the “Purchase Price”).  The Purchase Agreement excludes from the transaction one-half of Valov’s right to oil lying below a depth of 500 feet from the Property’s surface.  The Property will be used for the construction of an ethanol plant and related facilities.

The parties opened an escrow account (“Escrow”) on April 17, 2007, and HBS Corcoran has made an initial deposit into Escrow.  The Purchase Agreement calls for deposits in the aggregate amount of up to $690,000 within 18 months from the opening of Escrow.  The deposits are nonrefundable except under certain conditions, are to be applied to the Purchase Price, and will constitute liquidated damages in the event of HBS Corcoran’s default under the Purchase Agreement.

HBS Corcoran will have a period of 18 months from the opening of Escrow (the “Feasibility Period”) to review the suitability of the Property for its planned uses, including governmental land regulations, zoning ordinances, development costs, financial and market feasibility and physical condition of the property.  Closing of the transaction contemplated by the Purchase Agreement is also subject to certain discretionary approvals.

A copy of the Purchase Agreement will be filed as an exhibit to HBS’ Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As set forth in Item 1.01 above, effective April 17, 2007, HBS Corcoran entered into the Purchase Agreement for the purchase of the Property for the Purchase Price of approximately $12 million.  HBS Corcoran is required to make deposits, up to the aggregate amount of up to $690,000 into Escrow within 18 months from the date of opening of Escrow.   The deposits are nonrefundable except under certain conditions, are to be applied to the Purchase Price, and will constitute liquidated damages in the event of HBS Corcoran’s default under the Purchase Agreement.  The balance of the Purchase Price must be deposited in Escrow within 30 days after HBS Corcoran’s delivery to Valov of a Title Approval Notice, a Feasibility Approval Notice and a notice of intent to close, or 30 days after the expiration of the Feasibility Period, whichever first occurs.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 23, 2007

HUMAN BIOSYSTEMS

By:

/s/Harry Masuda___

Harry Masuda

CEO